Exhibit 4.8

SILK ROAD MEDICAL, INC.
AMENDMENT TO
AMENDED AND RESTATED REGSITRATION RIGHTS AGREEMENT
This Amendment to the Amended and Restated Registration Rights Agreement (this “Amendment”) is made and entered into as of March 21, 2019, by and among Silk Road Medical, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on the signature pages attached hereto. This Amendment amends that certain Amended and Restated Registration Rights Agreement (the “Rights Agreement”) dated as of July 7, 2017, by and among the Company, Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P., Vertical Fund I, L.P. and Vertical Fund II, L.P., the other investors set forth on Schedule A attached thereto. Capitalized terms not otherwise defined herein have the respective meanings given to them in the Rights Agreement.
WHEREAS, in connection with the Company’s initial public offering (the “IPO”), the Institutional Investors holding a majority of the then-outstanding Registrable Securities held by all Institutional Investors and the Company desire to amend and restate the Rights Agreement upon the terms and conditions set forth in this Amendment; and
WHEREAS, the board of directors of the Company has determined that it is in the best interests of the Company to facilitate the IPO that the Company enter into this Amendment in order to amend the Rights Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendment to Section 2.01(a). The first sentence of Section 2.01(a) of the Rights Agreement shall be amended and restated in its entirety to read as follows:
At any time following the earlier of: (a) the six month anniversary of the IPO or (b) the date on which the market stand-off agreement relating to the initial public offering applicable to a Demand Party (as defined below) has terminated, an Institutional Investor (such Institutional Investor, a “Demand Party”) may, subject to Section 2.11, make a written request (a “Demand Notice”) to the Company for Registration of all or part of the Registrable Securities held by such Demand Party (i) on Form S-1 (a “Long-Form Registration”) or (ii) on Form S-3 (a “Short- Form Registration”) if the Company qualifies to use such short form (any such requested Long- Form Registration or Short-Form Registration, a “Demand Registration”).
2.No Other Changes. Except as expressly amended by this Amendment, all of the terms of the Rights Agreement shall remain in full force and effect.
3.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original and all of which together shall constitute one and the same instrument.
4.Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

5.Amendments/Waivers. The terms and provisions of this Amendment may only be amended, modified or waived at any time and from time to time by a writing executed by the Company and the Institutional Investors holding a majority of the then-outstanding Registrable Securities held by all Institutional Investors; provided, that, any amendment, modification or waiver that would affect the rights, benefits or obligations of any Institutional Investor shall require the written consent of such Institutional Investor only if (i) such amendment, modification or waiver would materially and adversely affect such rights, benefits or obligations of such Institutional Investor and (ii) such amendment, modification or waiver would treat such Institutional Investor in a materially worse manner than the manner in which such amendment or waiver treats the other Institutional Investors.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

COMPANY

SILK ROAD MEDICAL, INC.
a Delaware corporation

By:	/s/ Erica J. Rogers
Name: Erica J. Rogers
Title: President and Chief Executive Officer

Amendment to the Amended and Restated Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

WP X FINANCE, L.P.
By: WPX GP, L.P., its Managing General Partner
By: Warburg Pincus Private Equity X, L.P., its General Partner
By: Warburg Pincus X, L.P, its General Partner
By: Warburg Pincus X GP L.P., its General Partner
By: WPP GP LLC, its General Partner
By: Warburg Pincus Partners, L.P., its Managing Member
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Partner

WARBURG PINCUS X PARTNERS, L.P.
By: Warburg Pincus X, L.P., its General Partner
By: Warburg Pincus X GP L.P., its General Partner
By: WPP GP LLC, its General Partner
By: Warburg Pincus Partners, L.P., its Managing Member
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Partner

Amendment to the Amended and Restated Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

VERTICAL FUND I, L.P.

By: The Vertical Group, L.P., its General Partner
By: The Vertical Group GPHC, LLC, its General Partner

By:	/s/ Tony Chou
Name:	Tony Chou
Title:	Authorized Signatory

VERTICAL FUND II, L.P.
By: The Vertical Group, L.P., its General Partner
By: The Vertical Group GPHC, LLC, its General Partner

By:	/s/ Tony Chou
Name:	Tony Chou
Title:	Authorized Signatory

Amendment to the Amended and Restated Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CRG PARTNERS III L.P.
By CRG PARTNERS III GP L.P., its General
Partner
By CRG PARTNERS III GP LLC, its General
Partner

By	/s/ Nate Hukill
Name: Nate Hukill
Title: Managing Partner

CRG PARTNERS III – PARALLEL FUND
“A” L.P.
By CRG PARTNERS III – PARALLEL FUND “A”
GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General
Partner

By	/s/ Nate Hukill
Name: Nate Hukill
Title: Managing Partner

CRG PARTNERS III – PARALLEL FUND
“B” (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its
General Partner
By CRG PARTNERS III GP LLC, its General
Partner

By	/s/ Nate Hukill
Name: Nate Hukill
Title: Managing Partner

Amendment to the Amended and Restated Registration Rights Agreement

CRG PARTNERS III (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its
General Partner
By CRG PARTNERS III GP LLC, its General
Partner

By	/s/ Nate Hukill
Name: Nate Hukill
Title: Managing Partner

Amendment to the Amended and Restated Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BUOYBREEZE + CO
(A STATE STREET NOMINEE)

By:	/s/ Ethan Lovell
Name:	Ethan Lovell
Title:	Portfolio Manager

JANUS CAPITAL FUNDS PLC ON BEHALF
OF ITS SERIES JANUS GLOBAL LIFE
SCIENCES FUND

By:	/s/ Ethan Lovell
Name:	Ethan Lovell
Title:	Portfolio Manager

Amendment to the Amended and Restated Registration Rights Agreement